Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CORRECTED CERTIFICATE OF MERGER OF "AMMO, INC.", FILED IN THIS OFFICE ON TENTH DAY OF OCTOBER, A.D. 2018, AT 12:32 O`CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

Jeffrey W. Bullock, Secretary of State

6181418 8101
SR# 20187071671

Authentication: 203593684
Date: 10-11-18

State of Delaware
Secretary of State
Division of Corporations
Delivered 12:32 PM 10/10/2018
FILED 12:32 PM 10/10/2018
SR 20187071671 - File Number 6181418

CORRECTED
CERTIFICATE OF MERGER
OF
RETROSPETTIVA, INC., A CALIFORNIA CORPORATION
INTO
AMMO, INC., A DELAWARE CORPORATION

AMMO, Inc. ("AMMO") and Advanced Munitions International, Inc. ("Advanced Munitions"), each a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "DGCL"),

DOES HEREBY CERTIFY:

1. Retrospettiva, Inc., a California corporation ("RTRO"), merged into the State of Delaware on December 30, 2016 pursuant to a Certificate of Merger of Foreign Corporation into a Domestic Corporation (the "Certificate of Merger") filed with the Secretary of the State of Delaware on December 28, 2016 and effective on December 30, 2016 (the "Merger").

2. At the time of the filing of the Certificate of Merger and at the effective time of the Merger, each of AMMO and Advanced Munitions were wholly owned by Fred W. Wagenhals, the Chief Executive Officer and Secretary of each of RTRO, AMMO and Advanced Munitions.

3. The boards of directors and stockholders of each of RTRO and Advanced Munitions authorized and adopted the Agreement of Merger relating to the Merger.

4. The Certificate of Merger contains an inaccurate record of the corporate action taken therein, and the Certificate of Merger requires correction as permitted by subsection (f) of Section 103 of the DGCL.

5. The inaccuracies or defects in the Certificate of Merger are (i) the Certificate of Merger incorrectly provided that the surviving corporation of the Merger was AMMO instead of Advanced Munitions, (ii) the Certificate of Merger inadvertently omitted to change the name of the surviving corporation from Advanced Munitions International, Inc. to Retrospettiva, Inc., (iii) the Certificate of Merger misstated the name of the surviving corporation at whose address the Agreement of Merger is on file, and (iv) the Certificate of Merger omitted that the Merger was adopted by the sole stockholder of Advanced Munitions by consent in lieu of meeting pursuant to Section 228 of the DGCL.

6. The Certificate of Merger is corrected to read in its entirety as follows:

CERTIFICATE OF MERGER
OF
RETROSPETTIVA, INC., A CALIFORNIA CORPORATION
INTO
ADVANCED MUNITIONS INTERNATIONAL, INC., A DELAWARE CORPORATION

Pursuant to Section 252 of the Delaware General Corporation Law of the State of Delaware, the undersigned certifies as follows:

FIRST: The names of the constituent corporations of the merger are Retrospettiva, Inc., a California corporation. and Advanced Munitions International, Inc., a Delaware corporation.

SECOND: An Agreement of Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations pursuant to Section 252 of the General Corporation Law of the State of Delaware and, with respect to Advanced Munitions International, Inc., pursuant to Section 228 of the General Corporation Law of the State of Delaware.

THIRD: The name of the surviving corporation of the merger is Advanced Munitions International, Inc., a Delaware corporation.

FOURTH: The Certificate of Incorporation of the surviving corporation shall be its Certificate of Incorporation, except that Article First shall be amended in its entirety to read as follows:

"First: The name of this Corporation is Retrospettiva, Inc."

FIFTH: The authorized stock and par value of the non-Delaware corporation is 15,000,000 shares of Common Stock, no par and 1,000,000 shares of Preferred Stock, no par.

SIXTH: The merger is to become effective on December 30, 2016.

SEVENTH: The Agreement of Merger is on file at an office of the surviving corporation located at 6401 E. Thomas Rd., #106, Scottsdale, AZ 85260.

EIGHTH: A copy of the Merger Agreement will be furnished by the surviving corporation on request, without cost, to any stockholder of either of the the constituent corporations.

* * *

IN WITNESS WHEREOF, AMMO, Inc. and Advanced Munitions International, Inc. have caused this Corrected Certificate of Merger to be executed this 10 day of October, 2018.

AMMO, INC.

By: ______________________
Name: Fred. W. Wagenhals
Title: CEO/Secretary

ADVANCED MUNITIONS INTERNATIONAL, INC.

By: ______________________
Name: Fred. W. Wagenhals
Title: CEO/Secretary